UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2017

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

On August 24, 2017, NCR Corporation issued a press release announcing that the United States District Court for the Eastern District of Wisconsin had approved the previously announced January 2017 consent decree settlement with the United States Government and the State of Wisconsin to effectively resolve the Wisconsin Fox River environmental cleanup and related Superfund litigation. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are included with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by the Company, dated August 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Corporate Secretary

Date: August 24, 2017

Index to Exhibits

The following exhibits are included with this current report on Form 8-K:

Exhibit No.        Description
99.1            Press Release issued by the Company, dated August 24, 2017.